UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

RACKSPACE HOSTING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

Customer Letter

August 26, 2016

Dear [INSERT NAME],

I’m writing to share some exciting news about Rackspace with you, our valued customer. Today, we announced that we will be acquired by a group of investors led by Apollo Global Management, a leading global alternative investment manager. Upon closing of this transaction, Rackspace will become a private company owned by Apollo and its partners. We expect that this transaction will give us more flexibility to invest more of our resources in the expertise, technologies and Fanatical Support that will help us better support your evolving IT needs.

Throughout our history, we have set the standard in our industry. With business customers in 120 countries, including more than half of the Fortune 100, we have steadily provided the expertise and Fanatical Support that has helped drive customer success. Today, businesses are moving more IT workloads out of their data centers and into multi-cloud models. Over the past year, Rackspace has worked hard to become the only provider who can deliver expertise and managed cloud services on the world’s leading clouds, including AWS, the Microsoft Cloud and OpenStack private cloud. As a private company, we will continue to make long-term investments in our multi-cloud capabilities and strengthen the value we can deliver to you.

Apollo is the right partner for Rackspace to help us achieve our goals. It takes a patient, value-oriented approach to its investments. It gives its portfolio companies the flexibility to invest their resources in long-term strategies that have powered them to new heights of success. Apollo enthusiastically supports our managed cloud strategy and values the unique workplace culture that enables us to deliver Fanatical Support. It has asked me and our management team to continue to lead the company.

We expect this transaction to be completed in the fourth quarter of 2016. Until then, Rackspace will continue to operate as a public company. Today’s announcement will have little impact on our day-to-day operations. There will be no changes to your contract or services agreement as a result of this transaction and your day-to-day contacts at Rackspace will stay the same. In short, it remains business as usual.

Please know that our relationship with you is of paramount importance to all of us at Rackspace. To learn more, please feel free to reach out to your Rackspace account manager.

Thank you for your continued support. We look forward to continuing to serve you.

Sincerely,

Taylor Rhodes

President and CEO

Rackspace

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) and Rackspace Hosting, Inc. (the “Company”), including statements regarding the benefits of the transaction and the anticipated timing of the transaction. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against the Company, its officers or directors related to the merger agreement or the transaction, (viii) the possibility that competing offers or acquisition proposals for the Company will be made; (ix) risks regarding the failure to obtain the necessary financing to complete the proposed transaction; (x) risks related to the equity and debt financing and related guarantee arrangements entered into in connection with the proposed transaction; and (xi) the ability of Apollo to implement its plans, forecasts, and other expectations with respect to the Company’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this communication. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Rackspace Hosting, Inc. (the “Company”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the acquisition of the Company (the “Transaction”). The Company plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies in connection with the Transaction.

Kevin Costello, Ossa Fisher, John Harper, Lewis J. Moorman, Fred Reichheld, William Taylor Rhodes, Lila Tretikov and Graham Weston, all of whom are members of Company’s Board of Directors, and Karl Pichler, Senior Vice President, Chief Financial Officer, are participants in the Company’s solicitation. Other than Mr. Weston, none of such participants owns in excess of 1% of Company’s common stock. Mr. Weston may be deemed to own approximately 15% of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Company’s definitive proxy statement for its 2016 Annual Meeting of Stockholders (the “2016 Proxy Statement”), which was filed with the SEC on March 18, 2016. To the extent that holdings of Company’s securities have changed since the amounts printed in the 2016 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing its definitive Transaction Proxy Statement with the SEC, the Company will mail the definitive Transaction Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RACKSPACE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of the Company’s definitive Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Transaction will also be available, free of charge, at the Company’s website (http://www.rackspace.com) or by writing to Investor Relations, Rackspace Hosting, Inc., 1 Fanatical Place, San Antonio, Texas 78218.